UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On June 29, 2016,  Century Casinos Europe GmbH (“CCE”), a subsidiary of Century Casinos, Inc.  (the “Company”), entered into a Share and Real Property Purchase Agreement (the “Agreement”), by and among 851896 Alberta Ltd., Game Plan Developments Ltd. (“GPD”), Casino St. Albert Inc. (“CSA”), Action ATM Inc. (“AAI”), MVP Sports Bar Ltd. (“MVP”), Bruce McPherson and CCE, pursuant to which CCE has agreed to acquire 100% of the issued and outstanding shares of GPD, CSA and AAI from 851896 Alberta Ltd. CCE also agreed to acquire 100% of the issued and outstanding shares of MVP, which is owned by GPD. 851896 Alberta Ltd. and GPD collectively own and operate the Apex Casino (“Apex”) and related land in St. Albert, a suburb of Edmonton, Alberta, Canada.

Apex is a 34,500 square foot casino facility located on approximately seven acres of land in St. Albert. The casino facility includes 382 slot machines, 11 live table games, a restaurant, a bar, a lounge and a banquet facility that can accommodate up to 175 guests.

The transaction, which is expected to close in the fourth quarter of 2016, is subject to, among other things, financing for the acquisition and customary closing conditions, including the receipt of necessary regulatory and governmental approvals as well as the completion of due diligence by the Company. The total consideration for the transaction is $29,900,000 (CAD) subject to adjustment for the closing date working capital of Apex, estimated at $2,000,000 (CAD), which would be retained by CCE. Payments are to be made according to the following schedule:

A)	A $600,000 (CAD) deposit was paid in two equal parts on April 25, 2016 and June 29, 2016.
B)	$29,300,000 (CAD) will be paid at closing.
C)	The working capital of Apex will be held in an escrow account until completion of the closing working capital statement.

Item 7.01Regulation FD Disclosure.

On June 30, 2016, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Century Casinos, Inc. Press Release dated June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: June 30, 2016

By: /s/ Margaret Stapleton

Margaret  Stapleton

Executive Vice President and Principal Financial/Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Century Casinos, Inc. Press Release dated June 30, 2016.